UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2013

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York		10017-5592
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.
On February 12, 2013, Philip Morris International Inc. (“PMI”) entered into a credit agreement (the “Credit Agreement”) relating to a senior unsecured revolving credit facility (the “Facility”) with the lenders named therein and The Royal Bank of Scotland plc (“RBS”), as administrative agent. The Facility provides for borrowings up to an aggregate principal amount of US$2 billion (or the equivalent in Euro) and expires on February 11, 2014, unless extended as further described in the Credit Agreement.
Interest rates on borrowings under the Facility will be based on prevailing interest rates for U.S. Dollars or Euro, as applicable, and as further described in the Credit Agreement.
The Facility will be used for general corporate purposes. The Credit Agreement requires the maintenance of an EBITDA to interest ratio, as defined therein, of not less than 3.5 to 1.0.
The Credit Agreement contains certain events of default customary for credit facilities of this type (with customary grace periods, as applicable), including nonpayment of principal or interest when due; material incorrectness of representations and warranties when made; breach of covenants; bankruptcy and insolvency; unsatisfied ERISA obligations; unstayed material judgment beyond specified periods; acceleration or payment default of other material indebtedness; and invalidation of PMI’s guaranty of subsidiary borrowings.
If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans may be accelerated and the lenders’ commitments may be terminated. The occurrence of the bankruptcy and insolvency event of default will result in the automatic termination of commitments and acceleration of outstanding loans under the Credit Agreement.
Some of the lenders under the Credit Agreement and their affiliates have various relationships with PMI and its subsidiaries involving the provision of financial services, including cash management, investment banking and trust services. In addition, PMI and some of its subsidiaries may enter into foreign exchange and other derivative arrangements with certain of the lenders and their affiliates.
The description above is a summary and is qualified in its entirety by the Credit Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit Number	Description
10.1	Credit Agreement, dated as of February 12, 2013, among Philip Morris International Inc., the lenders named therein and The Royal Bank of Scotland plc, as administrative agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:    /s/ JERRY WHITSON
Name:    Jerry Whitson

Title:	Deputy General Counsel and
Corporate Secretary
DATE: February 15, 2013

EXHIBIT INDEX

Exhibit No	Description

10.1	Credit Agreement, dated as of February 12, 2013, among Philip Morris International Inc., the lenders named therein and The Royal Bank of Scotland plc, as administrative agent